   As filed with the Securities and Exchange Commission on September 3, 2002

                                                                Registration No.
                                                                    333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            FIRST CITIZENS BANC CORP
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Ohio                                            34-1558688
         ----                                            ----------
(State of Organization)                     (I.R.S. Employer Identification No.)


100 East Water Street, Sandusky, Ohio                      44870
-------------------------------------                      -----
(Address of Principal Executive Offices)                (ZIP Code)



                   FIRST CITIZENS BANC CORP 2000 STOCK OPTION
                 AND STOCK APPRECIATION RIGHTS PLAN (the "Plan")
                 -----------------------------------------------
                            (Full Title of the Plan)


David A. Voight                     Copy to: Mary Patricia Donnelly Oliver, Esq.
First Citizens Banc Corp                     Squire, Sanders & Dempsey L.L.P.
100 East Water Street                        4900 Key Tower
Sandusky, Ohio 44870                         127 Public Square
(419) 625-4121                               Cleveland, Ohio 44114-1304
----------------------------                 (216) 479-8500
(Name, address and telephone
number of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                         Proposed     Proposed
Title of                                 Maximum      Maximum
Securities              Amount           Offering     Aggregate     Amount of
to be                   to be            Price Per    Offering      Registration
Registered              Registered(1)    Share(2)     Price         Fee
--------------------------------------------------------------------------------

Common Shares of
Beneficial Interest,    225,000          $23.93       $5,384,250    $495.35
no par Value

-----------------
1 An undetermined number of additional Common Shares may be issued if the antidilution provisions of the Plan become operative.
2 Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Securities Act Rule 457 (h), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the common stock as quoted on The NASDAQ SmallCap Market as of August 29, 2002.

                                     PART I
            INFORMATION REQUIRED TO IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be or have been sent or given to employees as specified by Rule 428 (b) (1) of the securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents and reports filed with the Securities and Exchange Commission (the "Commission") by First Citizens Banc Corp (File No. 000-25980) ("First Citizens Banc") are incorporated herein by reference:

         (a) Annual Report on Form 10-K of First Citizens Banc for the fiscal year ended December 31, 2001;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a), above; and

         (d) The description of First Citizens Banc's Common Shares contained in First Citizens Banc's Registration Statement on Form S-4 (File No. 333-75180) filed on December 14, 2001, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by First Citizens Banc pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.


Item 4.  Description of Securities.
------   -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Article Eighth of First Citizens Banc's Articles of Incorporation provide that First Citizens Banc shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Such Articles of Incorporation further provide that First Citizens Banc may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.


Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not Applicable.


Item 8.  Exhibits.
------   --------

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.  Undertakings.
------   ------------

         (a) First Citizens Banc hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by First Citizens Banc pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) First Citizens Banc hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of First Citizens Banc's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of First Citizens Banc pursuant to the foregoing provisions, or otherwise, First Citizens Banc has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by First Citizens Banc of expenses incurred or paid by a director, officer or controlling person of First Citizens Banc in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, First Citizens Banc will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, First Citizens Banc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this [30th] day of [August], 2002.

                                       FIRST CITIZENS BANC CORP


                                       By: /s/ David A. Voight
                                       -----------------------
                                       Title: President, Chief Executive Officer
                                              and Director


Dated: September 3, 2002


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                          Date
---------                      -----                          ----

/s/ David A. Voight            President, Chief Executive     September 3, 2002
-------------------            Officer and Director
David A. Voight


/s/ Todd A. Michel             Controller/Principal           September 3, 2002
------------------             Financial Officer/
Todd A. Michel                 Principal Accounting Officer


/s/ John L. Bacon*             Director                       September 3, 2002
-----------------
John L. Bacon


/s/ Robert L. Bordner*         Director                       September 3, 2002
---------------------
Robert L. Bordner


/s/ Mary Lee G. Close*         Director                       September 3, 2002
---------------------
Mary Lee G. Close


/s/ Blythe A. Friedley*        Director                       September 3, 2002
----------------------
Blythe A. Friedley


/s/ Richard B. Fuller*         Director                       September 3, 2002
---------------------
Richard B. Fuller


/s/ H. Lowell Hoffman, M.D.*   Director                       September 3, 2002
---------------------------
H. Lowell Hoffman, M.D.

Signature                      Title                          Date
---------                      -----                          ----


/s/ Lowell W. Leech*           Director                       September 3, 2002
-------------------
Lowell W. Leech


/s/ Dean S. Lucal*             Director                       September 3, 2002
-----------------
Dean S. Lucal


/s/ W. Patrick Murray*         Director                       September 3, 2002
---------------------
W. Patrick Murray


/s/ George L. Mylander*        Director                       September 3, 2002
----------------------
George L. Mylander


/s/ Paul H. Pheiffer*          Director                       September 3, 2002
--------------------
Paul H. Pheiffer


/s/ Robert L. Ransom*          Director                       September 3, 2002
--------------------
Robert L. Ransom


/s/ Leslie D. Stoneham*        Director                       September 3, 2002
----------------------
Leslie D. Stoneham


/s/ David H. Strack, D.D.S.*   Director                       September 3, 2002
---------------------------
David H. Strack, D.D.S


/s/ Daniel J. White*           Director                       September 3, 2002
-------------------
Daniel J. White


         * The undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on Form S-8 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

                                                 /s/ David A. Voight
                                                 -------------------
                                                 David A. Voight
                                                 Attorney-in-Fact.

                                  EXHIBIT INDEX


Exhibit       Exhibit
Number        Description
------        -----------

3(i) Articles of Incorporation, as amended, of First Citizens Banc (incorporated by reference to Exhibit 3(i) to First Citizens Banc's Form 10-K (File No. 000-25980), for the year ended December 31, 1999, filed on March 24, 2000)

3(ii) Code of Regulations of First Citizens Banc (incorporated by reference to Exhibit 3(ii) to First Citizens Banc's Form 10-K (File No. 000-25980), for the year ended December 31, 1999, filed on March 24, 2000)

4             First Citizens Banc Corp 2000 Stock Option and Stock Appreciation
              Rights Plan

5 Opinion of Squire, Sanders & Dempsey L.L.P. as to the Common Shares being registered

23(i)         Consent of Crowe, Chizek and Company LLP

23(ii) Consent of Squire, Sanders & Dempsey L.L.P. (contained in opinion filed as Exhibit 5)

24            Power of Attorney